UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the May 13, 2008 annual meeting of stockholders (the "2008 Annual Meeting of Stockholders") of Nash-Finch Company ("Nash Finch" or the "Company"), the stockholders of Nash Finch approved amendments to the Nash Finch 2000 Stock Incentive Plan (the "2000 Plan"). Under the 2000 Plan, incentive awards consisting of stock options, stock appreciation rights, restricted stock awards, performance units and stock bonuses may be made to employees, non-employee directors, consultants and independent contractors of Nash Finch and its subsidiaries. The 2000 Plan was amended as follows:

• Amend the definition of "Performance Criteria" to clarify that the Compensation and Management Development Committee (the "Committee") may select one criterion or multiple criteria for measuring performance, and that any of the performance criteria may be calculated by including or excluding any one or more specific items or categories of items (including projections) as designated by the Committee. The ultimate paragraph of the definition of "Performance Criteria" included in the 2000 Plan was amended and replaced in its entirety with the following:

"The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Committee may also determine that any of these performance goals shall be calculated by including or excluding any one or more specific items or categories of items (including projections) as designated by the Committee."

• Conform the definition of Change in Control to the definition included in the new Form of Change in Control Agreement attached as Exhibit 10.2 to the Nash Finch Current Report filed on Form 8-K on March 1, 2007.

• Remove the limitation on the number of shares of common stock that may be granted pursuant to restricted stock awards, performance units or stock bonuses under the 2000 Plan.

These amendments to the 2000 Plan had previously been approved by the Nash Finch Board of Directors on February 25, 2008. A copy of the 2000 Plan, as amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2008, Nash Finch filed a Certificate of Amendment to the Restated Certificate of Incorporation of the Nash-Finch Company (the "Certificate of Amendment") with the Secretary of State of the State of Delaware. The Certificate of Amendment became effective upon filing.

The Company included, among other things, two proposals in its definitive Proxy Statement dated April 11, 2008 seeking stockholder approval to amend the Restated Certificate of Incorporation to:

• Declassify the Nash Finch Board of Directors so that each member of the Board of Directors will be elected annually.

• Set the number of directors that are members of the Nash Finch Board of Directors to be not less than seven nor more than twelve.

The Company’s proposals were approved by the stockholders at the Company’s 2008 Annual Meeting of Stockholders. The Certificate of Amendment amended Article VIII of the Company’s Restated Certificate of Incorporation. Upon stockholder approval of the amendments to Article VIII of the Company’s Restated Certificate of Incorporation, the Board authorized corresponding amendments to Article III, Section I of the Company’s By-laws relating to (1) the declassification of the Board and (2) the number of directors.

A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No. Description

3.1 Certificate of Amendment, dated May 13, 2008, to the restated Certificate of Incorporation of Nash-Finch Company, filed with the Secretary of State of the State of Delaware on May 13, 2008.

10.1 Nash Finch Company 2000 Stock Incentive Plan (as amended February 25, 2008)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

May 16, 2008	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment, dated May 13, 2008, to the Restated Certificate of Incorporation of the Nash-Finch Company, filed with the Secretary of State of the State of Delaware on May 13, 2008.
10.1	Nash-Finch Company 2000 Stock Incentive Plan (as amended February 25, 2008)